Exhibit 23
                                                                      ----------

ACCOUNTANTS' CONSENT


To the Board of Directors of
GST Telecommunications, Inc.:

We consent to the incorporation by reference in the registration statements on Forms F-3, S-3 and S-8 (#33-95324, #33-97096, #333-1538, #33-94072, #333-15699,
#333-16141 and #333-07237) of GST Telecommunications, Inc. of our audit report dated December 8, 1994 on the consolidated statements of operations, shareholders' equity, and cash flows for the thirteen months ended September 30, 1994, which report appears in the September 30, 1996 annual report on Form 10-K of GST Telecommunications, Inc.



Chartered Accountants

Vancouver, Canada

December 30, 1996